Exhibit 10.5

EXECUTION VERSION

GUARANTY

GUARANTY, dated as of February 29, 2016, by Farmland Partners Inc., a Maryland corporation (“REIT”), and Farmland Partners Operating Partnership, LP, a Delaware limited partnership (“FPOP”, and together with REIT, each, individually, a “Guarantor” and collectively, the “Guarantors”) in favor of MSD FPI Partners, LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, FPI Illinois I LLC, a Delaware limited liability company, and FPI Illinois II LLC, a Delaware limited liability company (collectively, the “Borrowers”), entered into a Term Loan Agreement dated of even date herewith (as amended and in effect from time to time, the “Term Loan Agreement”), with the Lender, pursuant to which the Lender, subject to the terms and conditions contained therein, is to make a term loan to the Borrowers;

WHEREAS, the Borrowers and the Guarantors are members of a group of related entities, the success of any one of which is dependent in part on the success of each other member of such group;

WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the extensions of credit to the Borrowers by the Lender pursuant to the Term Loan Agreement (which benefits are hereby acknowledged);

WHEREAS, it is a condition precedent to the Lender’s making such loan and granting further accommodations to the Borrowers under the Term Loan Agreement that the Guarantors execute and deliver to the Lender a guaranty substantially in the form hereof; and

WHEREAS, the Guarantors wish to guaranty the Borrowers’ obligations to the Lender under or in respect of the Term Loan Agreement as provided herein.

NOW, THEREFORE, the Guarantors hereby agree with the Lender as follows:

1.Definitions.  The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Term Loan Agreement, or if not defined therein, in that certain Amended and Restated AgVantage Bond Purchase Agreement, dated as of March 1, 2015 among Farmer Mac Mortgage Securities Corporation, Federal Agricultural Mortgage Corporation and the Guarantors, as amended as of June 2, 2015 and August 3, 2015 (as amended as of the date hereof, the “Bond Purchase Agreement”). All defined terms from the Bond Purchase Agreement shall include all other definitions and related provisions used therein. The use of such definitions from the Bond Purchase Agreement shall survive the termination of the Bond Purchase Agreement.

2.Guaranty of Payment and Performance.  The Guarantors hereby jointly and severally guarantee to the Lender the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to §362(a) of the Federal Bankruptcy Code and the operation of §§502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Lender first attempt to collect any of the Obligations from the Borrowers or resort to any collateral security or other means of obtaining payment. Should the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall become immediately due and payable to the Lender, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Lender on any number of occasions.

3.Guarantors’ Agreement to Pay Enforcement Costs, Etc.  The Guarantors further agree, as the principal obligors and not as a guarantor only, to pay to the Lender, on demand, all costs and expenses (including court costs, legal expenses and reasonable legal fees) incurred or expended by the Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this §3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Term Loan Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

4.Waivers by Guarantors; Lender’s Freedom to Act.  The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Guarantors waive promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation, amendments or modifications of any of the terms or provisions of the Term Loan Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations; (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation, (v) the adequacy of any rights which the Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the

Guarantors, all of which may be done without notice to the Guarantors. To the fullest extent permitted by law, the Guarantors hereby expressly waive any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against the Guarantors before or after the Lender’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Lender.

5.Unenforceability of Obligations Against Borrowers.  If for any reason either Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrowers by reason of either Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligors on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of either Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Term Loan Agreement, the Note, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

6.Subrogation; Subordination.

6.1.Waiver of Rights Against Borrowers.  Until the final payment and performance in full of all of the Obligations, the Guarantors shall not exercise any rights against either Borrower arising as a result of payment by the Guarantors hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; the Guarantors will not claim any setoff, recoupment or counterclaim against either Borrower in respect of any liability of the Guarantors to the Borrowers; and the Guarantors waive any benefit of and any right to participate in any collateral security which may be held by the Lender.

6.2.Subordination.  The payment of any amounts due with respect to any indebtedness of either Borrower now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full of all of the Obligations. The Guarantors agree that, after the occurrence of any default in the payment or performance of any of the Obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of either Borrower to the Guarantors until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lender and be paid over to the Lender on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

6.3.Provisions Supplemental.  The provisions of this §6 shall be supplemental to and not in derogation of any rights and remedies of the Lender under any separate subordination agreement which the Lender may at any time and from time to time enter into with the Guarantors.

7.Representations of the Guarantors. Each of the Guarantors, hereby represent to the Lender that:

(a)Each of the Guarantors has been duly organized and is validly existing and in good standing in the jurisdiction of its organization;

(b)Each of the Guarantors has the corporate or limited partnership power and authority to execute and deliver this Guaranty and each of the other Loan Documents, to consummate the transactions contemplated hereby and thereby and to perform each of its obligations hereunder and thereunder;

(c)Each of the Guarantors has taken all necessary corporate, limited partnership and other actions to authorize the execution and delivery of this Guaranty and each of the other Loan Documents, the consummation by each of the Guarantors of the transactions contemplated hereby and thereby and the performance by each of the Guarantors of each of its obligations hereunder and thereunder;

(d)this Guaranty and each of the other Loan Documents have been duly authorized, executed and delivered by each of the Guarantors and constitute the legal, valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their respective terms, subject to: (i) applicable bankruptcy, reorganization, insolvency, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally; and (ii) the application of general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)no approval, consent, authorization, order, waiver, exemption, variance, registration, filing, notification, qualification, license, permit or other action is required to be obtained, given, made or taken, as the case may be, with, from or by any regulatory body, administrative agency or governmental authority having jurisdiction over each of the Guarantors or any third party under any agreement to which each of the Guarantors is a party to authorize the execution and delivery by each of the Guarantors of this Guaranty or any of the other Loan Documents, or the consummation by each of the Guarantors of the transactions contemplated hereby or thereby or the performance by each of the Guarantors of each of its obligations hereunder or thereunder;

(f)neither the execution or delivery by each of the Guarantors of this Guaranty or any of the other Loan Documents nor the consummation by each of the Guarantors of any of the transactions contemplated hereby or thereby nor the performance by each of the Guarantors of each of its obligations hereunder or thereunder, conflicts with or will conflict with, violates or will violate, results in or will result in a breach of, constitutes or will constitute a default under, or results in or will result in the imposition of any lien or encumbrance pursuant to any term or provision of the articles of incorporation or the bylaws of each of the Guarantors or any provision of any existing law or any rule or regulation currently applicable to each of the Guarantors or any judgment, order or decree of any court or any regulatory body, administrative agency or governmental authority having jurisdiction over each of the Guarantors or the terms of any mortgage, indenture, contract or other agreement to which either of the Guarantors is a party or by which each of the Guarantors or any of each of its properties is bound;

(g)there is no action, suit, proceeding or investigation before or by any court or any regulatory body, administrative agency or governmental authority presently pending or, to the actual knowledge of each of the Guarantors, threatened with respect to each of the Guarantors, this Guaranty or any of the other Loan Documents challenging the validity or enforceability of this Guaranty or any of the other Loan Documents, or seeking to restrain, enjoin or otherwise prevent each of the Guarantors from engaging in its business as currently conducted or the consummation by each of the Guarantors of the transactions contemplated by this Guaranty or any of the other Loan Documents, or which, if adversely determined, would have a material adverse effect on each of (i) the Guarantors’ financial condition or business, assets or properties or (ii) the performance by either of the Guarantors of its respective obligations under this Guaranty or any of the other Loan Documents;

(h)no change in the laws, rules, or regulations applicable to either of the Guarantors has occurred, to either of the Guarantors’ knowledge, that would, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect;

(i)no event has occurred which could have a Materially Adverse Effect; and

(j)the Financials present fairly the financial position of the REIT, as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified and such Financials have been prepared in conformity with GAAP applied on a consistent basis (except as provided in the Financials) throughout the periods covered thereby.

8.Covenants of the Guarantors.   Each of the Guarantors, as applicable, hereby covenants that:

(a)the Leverage Ratio of the REIT shall not be more than sixty percent (60%) at any time;

(b)the Fixed Charge Coverage Ratio of the REIT shall be at least 1.5 to 1 as of the end of any Fiscal Quarter;

(c)the Tangible Net Worth of the REIT shall be at least equal to or greater than the Minimum Tangible Net Worth;

(d)FPOP shall not amend, waive or otherwise modify any term of the Second Amended and Restated Agreement of Limited Partnership of Farmland Partners Operating Partnership, LP, or the rights, preferences, terms or conditions of its Series A

Preferred Partnership Units designated thereunder (the “Series A Preferred Units”), or any other preferred partnership units or similar equity instruments it may issue in the future (collectively, “Other Preferred Units” and, together with the Series A Preferred Units, the “Preferred Units”), (i) that would modify, alter or affect in any way (regardless of materiality) the terms of the Series A Preferred Units or any Other Preferred Units or (ii) that would create or permit the issuance of any additional Preferred Units (including any additional Series A Preferred Units), in each case, without the prior written consent of Lender, such consent not to be unreasonably withheld;

(e)FPOP shall not issue any Other Preferred Units until this Guaranty is terminated pursuant to the provisions of Section 12;

(f)Each of the Guarantors shall promptly, and in any event within five days after an officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder under any other Indebtedness or that any Person has given any notice or taken any action with respect to a claimed default under any other Indebtedness, a written notice specifying the nature and period of existence thereof and what action the Guarantors or the Borrowers are taking or propose to take with respect thereto;

(g)Each of the Guarantors shall, with reasonable promptness, deliver such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantors or any of their respective Subsidiaries (including, but without limitation, actual copies of REIT’s Form 10-Q and Form 10-K, provided that such forms shall be deemed to have been delivered to Lender upon filing with the U.S. Securities and Exchange Commission) or relating to the ability of any of the Guarantors or Borrowers to perform their respective obligations hereunder and under the Loan Documents as from time to time may be reasonably requested by Lender;

(h)Neither Guarantor, without the prior written consent of Lender, shall create or incur any Indebtedness other than (i) Indebtedness to the Lender; (ii) Indebtedness for payment of any of the purchase price of fixed assets, as long as the amount does not exceed (x) the fair market value of such assets and (y) $6,000,000 in the aggregate at any time, (iii) current liabilities of such Guarantor not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended; (iv) the refinancing of existing Indebtedness so long as the principal amount of such Indebtedness does not exceed the then outstanding amount of such Indebtedness being refinanced, and (v) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken;

(i)Neither Guarantor, without the prior written consent of Lender, shall make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers’ acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000, or (iii) other investments in an aggregate amount not to exceed $10,000,000;

(j)Neither Guarantor shall make any stock repurchase, buyback, dividend or other distribution of cash or property, on or in respect of its Equity Interests of any nature whatsoever other than (i) distributions of Equity Interests of the REIT and FPOP or (ii) cash distributions on (x) April 15, 2016 and (y) July 15, 2016, each in an aggregate amount not to exceed $0.1275 per share of REIT common stock and per corresponding common unit of limited partnership interest of FPOP per quarter, as adjusted for stock splits, stock dividends, stock combinations and like transactions;

(k)Neither Guarantor shall become party to a merger, dissolution, liquidation, consolidation or sale-leaseback transaction (in respect of sale-leaseback transactions in which a Guarantor is the seller), or effect any disposition of assets in any other circumstance for other than fair market value and in the ordinary course of business; and

(l)Neither Guarantor shall enter into any transaction of any kind with any Affiliate of such Guarantor (other than wholly-owned Subsidiaries), whether or not in the ordinary course of business, except (x) pursuant to the reasonable requirements of such Guarantor’s business and upon fair and reasonable terms no less favorable to such Guarantor than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (y) for the payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities.

9.Joint and Several Liability.  Each Guarantor agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to the Lender the prompt payment and performance of, all Obligations, and all agreements under the Loan Documents. Each Guarantor agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the indefeasible payment in full in cash of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (ii) the absence of any action to enforce this Guaranty (including this §9), or any waiver, consent or indulgence of any kind by Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Obligor; (v) any election by Lender in an insolvency proceeding for the application of Section 1111(b)(2) of Title 11 of the United States Code; (vi) any borrowing or grant of a Lien by any other Obligor, as debtor-in-possession under Section 364 of Title 11 of the United States Code or otherwise; (vii) the disallowance of any claims of Lender against any Obligor for the repayment of any Obligations under Section 502 of Title 11 of the United States Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except the indefeasible payment in full in cash of the Obligations.

10.Security; Setoff.  The Guarantors grant to the Lender, as security for the full and punctual payment and performance of all of the Guarantors’ obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to any of the Guarantors now or hereafter held by the Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Lender to the Guarantors or subject to withdrawal by the Guarantors. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, the Lender is hereby authorized at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Lender shall have made any demand under this Guaranty.

11.Further Assurances.  The Guarantors agree that it will from time to time, at the request of the Lender, provide to the Lender the Guarantors’ most recent audited and unaudited balance sheets and related statements of income and changes in financial condition and such other information relating to the business and affairs of the Guarantors as the Lender may reasonably request. The Guarantors also agree to do all such things and execute all such documents as the Lender may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lender hereunder. The Guarantors acknowledge and confirm that the Guarantors themselves have established their own adequate means of obtaining from the Borrowers on a continuing basis all information desired by the Guarantors concerning the financial condition of the Borrowers and that the Guarantors will look to the Borrowers and not to the Lender in order for the Guarantors to keep adequately informed of changes in the Borrowers’ financial condition.

12.Termination; Reinstatement.  This Guaranty shall remain in full force and effect until the Obligations have been indefeasibly paid in full in cash and the Term Loan Agreement and the Loan Documents shall have been terminated. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of either Borrower, or otherwise, all as though such payment had not been made or value received.

13.Successors and Assigns.  This Guaranty shall be binding upon the Guarantors, their respective successors and assigns, and shall inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Lender may assign or otherwise transfer the Term Loan Agreement, the Note, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Lender herein.

14.Amendments and Waivers.  No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Lender. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

15.Notices.  Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by e-mail, telecopier or by overnight courier service (charges prepaid) and (ii) be made or delivered to the e-mail address of the party receiving notice which is provided by such receiving party from time to time to the other parties or address of the party receiving notice, including the counsel to be copied therewith. Notices and other communications sent by overnight courier service shall be deemed to have been given when received; notices and other communications sent by telecopier or e-mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). All notices shall be addressed as follows: if to a Guarantor, at the address set forth beneath such Guarantor’s signature hereto, and if to the Lender, at the address for notices to the Lender set forth in the Term Loan Agreement, or at such address as either party may designate in writing to the other.

16.Governing Law; Consent to Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAW OF ANY OTHER STATE).  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK AND OF ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN ANY COURT REFERRED TO IN THIS SECTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

17.Waiver of Jury Trial.  THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY

ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Guarantors hereby waive any right which each may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Guarantors (i) certify that neither the Lender nor any representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledge that, in entering into the Term Loan Agreement and the other Loan Documents to which the Lender is a party, the Lender is relying upon, among other things, the waivers and certifications contained in this §17.

18.Miscellaneous.  This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined. By executing this Guaranty, each Guarantor acknowledges that Lender has notified each Guarantor that pursuant to the requirements of the USA Patriot Act, it may be required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow the Lender to identify each Guarantor in accordance with the USA Patriot Act. This Guaranty and any amendment hereby may be executed in several counterparts, all of which shall constitute one agreement. In proving this Guaranty, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. Delivery of an executed counterpart of a signature page of this Guaranty by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Guaranty. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered hereunder, upon the request of any party, such fax transmission or e- mail transmission shall be promptly followed by such manually executed counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.

FARMLAND PARTNERS INC., as a Guarantor

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

Address:

Farmland Partners Inc.
4600 S. Syracuse Street #1450
Denver, CO 80237

with a copy to:

Christopher S. Delson
Morrison & Foerster LLP
250 West 55th Street
New York. NY 10019-9601

[Signature Page to Guaranty - Farmland]

FARMLAND PARTNERS OPERATING
PARTNERSHIP, LP, as a Guarantor

By:	FARMLAND PARTNERS OP GP, LLC, a
Delaware limited liability company,
its sole general partner

By:	FARMLAND PARTNERS INC., a
Maryland corporation, its sole member

By:	/s/ Luca Fabbri
Name:	Luca Fabbri
Title:	Chief Financial Officer, Secretary and Treasurer

Address:

Farmland Partners Inc.
4600 S. Syracuse Street #1450
Denver, CO 80237

with a copy to:

Christopher S. Delson
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601

[Signature Page to Guaranty - Farmland]